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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                         PURSUANT TO SECTION 13 or 15(d)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                December 17, 2002

                        Commission File Number 33-7764-C

INTERACTIVE GAMING & COMMUNICATIONS INC.
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(Exact Name of Registrant as specified in its charter)

DELAWARE                                                      23-28338676
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(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation of organization)

528 DEKALB STREET, NORRISTOWN, PA 19401
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(Address of principal executive offices)

Registrant's telephone number, including area code:           (610) 277-0180

Securities registered pursuant to Section 12 (g) of the Act:
                                         COMMON STOCK, PAR VALUE $.001 PER SHARE

Title of each class                    Name of each exchange on which registered
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CLASS A COMMON STOCK                          NASDAQ BULLETIN BOARD


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 of 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

         (1) Yes [X]     No [ ]

         (2) Yes [X]     No [ ]

ITEM 2. ACQUISITION/DISPOSITION OF ASSETS

Registrant announces that on December 5, 2002, it signed a Letter of Intent to acquire 100% of Great American Mortgage Corp., a full service residential and commercial mortgage brokerage with gross revenues in excess of $5,000,000.00 annually. The consideration for the acquisition was (1,000,000) 0ne million shares of unregistered common stock. Said acquisition will be ratified during the pending shareholders meeting.

Registrant announces the sale of its gaming portals, www.playforfun. and www.gamblenet to XTC Marketing, LLC. Registrant received a note in the amount of $500,000.00 (five hundred thousand) due in 5 years bearing interest of 6% annually. The proceeds of this sale will be allocated to retirement of debt. This sale is in keeping with the new purpose and direction of the Company and that it is to divest itself of all gaming related entities, settle liabilities and enter a new business.


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ITEM 5. OTHER EVENTS

Registrant announces the appointment of the following Directors, pro-tem, to be ratified by shareholders during the pending shareholders meeting:

         Gregory R. Noonan, Esq.
         Edward James Roncoroni,Jr.
         Ralph J. Saulino, CPA
         John T. Kemp
         John A. Whyno


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Gaming & Communications Inc.
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Gregory R. Noonan                                    December 17, 2002
Chief Executive Officer